Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-168641, Form S-8 No. 333-158819, Form S-8 No. 333-150872, Form S-8 No. 333-129406, Form S-8 No. 333-13510,  Form S-8 No. 333-148848,  Form S-8 No. 333-168641, Form S-8 No. 333-177610) pertaining to the Web.com Group, Inc. 2011 Inducement Award Plan, Web.com Group, Inc. 2010 Inducement Award Plan, Web.com Group, Inc. 2009 Inducement Award Plan, 2008 Equity Incentive Plan, 1999 Equity Incentive Plan, Miscellaneous Stock Options Agreements, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, 2005 Employee Stock Purchase Plan, Interland-Georgia 1999 Stock Plan, Interland 1995 Stock Option Plan, Interland 2001 Equity Incentive Plan, Interland 2002 Equity Incentive Plan, Interland 2005 Equity Incentive Plan and Web.com 2006 Equity Incentive Plan of Web.com Group, Inc. of our report dated August 9, 2011, with respect to the consolidated financial statements of GA Net Sol Parent, LLC and Subsidiaries included in this Form 8-K/A of Web.com Group, Inc.

/s/ Ernst & Young LLP

McLean, Virginia
October 31, 2011